NATIONSBANK                   NEWS RELEASE


FOR IMMEDIATE RELEASE

FEB. 16, 1995 -- NationsBank Corporation today said it has entered into an agreement for the underwritten public offering of $250 million in senior notes due February 1997.

The debt issue is part of a shelf registration for corporate debt securities and preferred and common stock previously declared effective by the Securities and Exchange Commission.

The non-callable senior notes have a coupon interest rate of 7 1-2 percent. The offering will be sold through underwriters led by NationsBanc Capital Markets, Inc., Lehman Brothers, Merrill Lynch & Co., Morgan Stanley & Co. and Salomon Brothers Inc. Closing is scheduled for Feb. 27.

Proceeds from the debt issue will be used for general corporate purposes, including the corporation's working capital needs and extensions of credit to the corporation's nonbanking subsidiaries.

NationsBank Corporation is the fourth-largest U.S. banking company, with $170 billion in assets at Dec. 31, 1994, and full-service banking centers in nine states and the District of Columbia.


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Media contact:  Martha Larsh     (214) 508-0633